Exhibit 5.1

[TROUTMAN PEPPER HAMILTON SANDERS LLP LETTERHEAD]

October 20, 2020

Verb Technology Company, Inc. 2210 Newport Boulevard, Suite 200 Newport Beach, California 92663

Re:	Registration Statement on Form S-3 Registering 8,393,387 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Verb Technology Company, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”) with respect to the offer and sale by the persons and entities named in the Registration Statement (the “Selling Security Holders”) of up to an aggregate of 8,393,387 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including (i) 5,087,326 shares of Common Stock currently outstanding (the “Common Shares”), (ii) 419,199 shares of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”) to purchase Common Stock (the “Warrant Shares”), (iii) 247,703 restricted stock units (the “Kenyon Shares”) issued to Dustin Kenyon pursuant to a Restricted Stock Award Agreement (the “Restricted Stock Agreement”), and (iv) 2,642,159 shares of Common Stock issuable upon exchange of Class B Units (the “LLC Units”) of the Company’s subsidiary, Verb Acquisition Co., LLC (“Verb Acquisition”), for shares of Common Stock (the “Exchange Shares”) pursuant to the terms of an Exchange Agreement among the Company, Verb Acquisition and the holders of the LLC Units.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or prospectus forming a part of the Registration Statement, other than as to the validity of the Shares.

We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. We have also assumed that the Shares are and will be evidenced by appropriate certificates that have been properly executed and delivered.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that (i) the Common Shares are validly issued, fully paid and non-assessable, (ii) the Warrant Shares, when issued upon exercise of each of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, (iii) the Kenyon Shares, when issued upon vesting of the restricted stock units in accordance with the Restricted Stock Agreement, will be validly issued, fully paid and non-assessable, and (iv) the Exchange Shares, when issued upon the terms and conditions of the Exchange Agreement, will be validly issued, fully paid and non-assessable.

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You have informed us that the Selling Security Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the Nevada Revised Statutes (“NRS”), including the statutory provisions of the NRS, all applicable provisions of the Constitution of the State of Nevada and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the SEC.

Respectfully submitted,

/s/ Troutman Pepper Hamilton Sanders LLP

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